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                                                                       EXHIBIT 5

                               PURCHASE AGREEMENT
                               ------------------

     THIS PURCHASE AGREEMENT, dated as of September 9, 2003, by and among The Price Group LLC ("Price"), and Warburg, Pincus Equity Partners, L.P. ("WPEP"), Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., and Warburg, Pincus Netherlands Equity Partners III, C.V. (together with WPEP, Warburg, Pincus Netherlands Equity Partners I, C.V., and Warburg, Pincus Netherlands Equity Partners II, C.V., the "Sellers").

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

     1. Subject to and in reliance upon the covenants set forth below, Price hereby agrees to purchase or to arrange for the purchase by one or more assignees from the Sellers (but in any event to be and remain responsible and liable for the payments to Sellers and for its other obligations herein as provided in Section 6 below), and the Sellers agree to sell to Price and/or such assignees, on the date of the Closing all of the Sellers' right, title and interest in and to (i) the 17,985,612 shares of Series B Junior Convertible Redeemable Preferred Stock of the Price Legacy Corporation (the "Company") held in the aggregate by the Sellers (the "Series B Stock"), including any dividends accrued thereby, (ii) the 5,000,000 shares of common stock of the Company (the "Common Stock") held in the aggregate by the Sellers and (iii) the warrant for the purchase of 2,500,000 shares of Common Stock (the "Warrant") held by WPEP ((i), (ii) and (iii), collectively, the "Warburg Pincus Holdings") at the Closing (as defined below) for an aggregate purchase price of $138,000,000 (the "Purchase Price"). The closing of such sale and purchase shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019 on January 5, 2004 (the "Closing").

     2. The Sellers hereby make the following representations and warranties to Price:

     (a) Upon consummation of the transactions contemplated hereby, Price (and/or its assignees) will acquire good and valid title to the Warburg Pincus Holdings, constituting all of the shares of Series B Stock, Common Stock and warrants for the purchase of the Common Stock of the Company held of record or beneficially by Sellers, free and clear of any liens, restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the "Securities Act") or other applicable securities laws and restrictions relating to maintaining the Company's status as a real estate investment trust (a "REIT") pursuant to the Internal Revenue Code), options, warrants, rights, calls, commitments, proxies or other contract rights. None of the Sellers has transferred record or beneficial ownership of any securities of the Company to any other person since September 30, 2001, nor will any of the Sellers transfer record or beneficial ownership of any securities of the Company to any other person prior to the Closing hereunder.

     (b) The Sellers have all requisite power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the

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transactions contemplated hereby. The execution and delivery by the Sellers of this Agreement and the performance by the Sellers of their obligations hereunder have been duly and validly authorized by all requisite action on the part of each Seller. This Agreement has been duly executed and delivered by the Sellers and constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms.

     3.   Price hereby makes the following representations and warranties to the
Sellers:

     (a) Price has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Price of this Agreement and the performance by Price of its obligations hereunder have been duly and validly authorized by all requisite action on the part of Price. This Agreement has been duly executed and delivered by Price and constitutes the legal, valid and binding obligation of Price, enforceable against Price in accordance with its terms.

     (b) Price has, or will have at the time of the Closing, sufficient funds (through investment partners, assignees or otherwise) to pay the Purchase Price.

     (c) Price is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and understands that the Series B Stock and the Warrant (together, the "Restricted Securities") have not been registered under the Securities Act, nor qualified under any state securities laws, and that they are being sold pursuant to an exemption from such registration and qualification based in part upon Price's representations contained herein. Price has such knowledge and experience in financial and business matters that Price is capable of evaluating the merits and risks of the investment contemplated by this Agreement and is able to bear the economic risk of this investment in the Company (including a complete loss of this investment).

     Price is acquiring the Restricted Securities solely for its own account for investment and not with a view to the distribution thereof (as that term is used in the Securities Act), nor with any present intention of engaging or participating in such a distribution of the Restricted Securities.

     4. (a) The Sellers hereby agree that they shall vote their Series B Stock and Common Stock in favor of any proposals approved by the Company's Board of Directors and authorized in accordance with the Company's organizational documents.

          (b) The Sellers hereby assign to Price, effective upon the Closing, all claims and causes of action against the Company that the Sellers have from September 18, 2001 to the date of this agreement that relate to the Sellers' ownership interests in the Company.

     5. (a) No later than 72 hours after the execution of this Agreement, Price shall pay to the order of the Sellers via wire transfer the amount of $5,000,000 in

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immediately available funds (the "Deposit Amount"), which amount shall applied towards the payment of the Purchase Price at Closing.

          (b) Price hereby agrees that, in the event that the transactions contemplated hereby have not been completed on or before January 5, 2004, the obligations of the Sellers under this Agreement will terminate and the Sellers shall retain the Deposit Amount. Price and Sellers hereby agree that such retention of the Deposit Amount is a necessary inducement for the Sellers to agree to the transactions contemplated by this Agreement.


     6. Price may assign all or any part of its rights but none of its obligations hereunder to another party provided that such party agrees to provide the representations and warranties provided by Price herein, to be bound by the terms hereof and to provide such additional representations and warranties and covenants to Sellers as Sellers may reasonably request. In any event, Price shall be responsible for any breach of any representations and warranties or other breaches of this Agreement by any assignee of Price.

     7. Except for the warranties, promises and obligations set forth in this Agreement, Price and each of the Sellers each hereby fully and forever releases and discharges the other and its respective legal representatives, predecessors, successors, and assigns from any and all claims, demands, covenants, actions, suits, causes of action, and liabilities of any and every nature, character and description, in law, equity or otherwise, whether known or unknown, whether suspected or unsuspected, whether contingent or noncontingent, relating to their investment in the Company or otherwise, which any of them now owns or holds against any of the others. Each of Price and each of the Sellers them hereby expressly waives any and all rights which he or she may have under the provisions of Section 1542 of the California Civil Code in respect thereof, if applicable, which section has been duly and sufficiently explained to the parties and provides:

     "CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


     8. (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of New York, excluding those laws that direct the application of the laws of another jurisdiction.

     (b) A party that breaches any provision of this Agreement shall be liable, in addition to any other remedies available at law or in equity, for all costs and expenses, including, without limitation, reasonable attorneys' fees in connection with the enforcement of the non-breaching party's rights hereunder.

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     (c) Without limiting or waiving in any respect any rights or remedies of the Sellers under this Agreement now or hereinafter existing at law or in equity or by statute, each of the Sellers shall be entitled to seek specific performance of the obligations to be performed by Price in accordance with the provisions of this Agreement, including without limitation the completion of the transactions contemplated hereby. For the avoidance of doubt, the rights provided in this Section 8(c) shall in no way be limited or waived by the Sellers' retention of the Deposit Amount.

     9. This Agreement may be executed in original form or via facsimile in counterparts, each of which shall be deemed to be an original.















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

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                            THE PRICE GROUP, LLC


                                            By: /s/ Jack McGrory
                                                --------------------------------


                                            Name:   Jack McGrory
                                                  ------------------------------


                                            WARBURG, PINCUS EQUITY
                                            PARTNERS, L.P.

                                            WARBURG, PINCUS NETHERLANDS
                                            EQUITY PARTNERS I, C.V.

                                            WARBURG, PINCUS NETHERLANDS
                                            EQUITY PARTNERS II, C.V.

                                            WARBURG, PINCUS NETHERLANDS
                                            EQUITY PARTNERS III, C.V.


                                            By:     Warburg Pincus & Co.
                                                    General Partner


                                            By: /s/ Scott A. Arenare
                                                --------------------------------
                                            Name:   Scott A. Arenare
                                            Title:  Partner





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